Exhibit 99.1

News Release

For additional information, contact:

Joseph Stegmayer
Chairman and CEO
Phone: 602.256.6263
joes@cavco.com
Tim Gage
Vice President and General Manager
Cavco Specialty
Phone: 602.484.0171
timg@cavco.com
On the internet:
www.cavco.com

FOR IMMEDIATE RELEASE
CAVCO ACQUIRES LAND TO BUILD NEW MANUFACTURING FACILITY
Phoenix, AZ - (August 26, 2005) — Cavco Industries, Inc. (NASDAQ:CVCO) announced that the company has purchased land in Phoenix, AZ for the expansion of its homebuilding operations. The parcel, approximately 30 acres, was acquired in a cash transaction and is zoned for industrial use.
     “We are pleased that we have secured an excellent site that will enhance opportunities for the continued growth of our company,” said Joseph H. Stegmayer, Chairman and Chief Executive Officer of Cavco. “Planning has already begun for construction of a new manufacturing facility at this site,” Stegmayer concluded.
     Tim Gage, Vice President and General Manager of Cavco Specialty, the company operation that will be headquartered in the new plant stated, “We plan to build the most modern facility in our industry with double the capacity of our present plant and with the capability to produce a virtually limitless variety of designs, types and sizes of park model homes, cabins for vacation and resort living, homes built to the federal HUD code and modular structures for residential and commercial use.” Gage continued, “We expect to begin construction immediately after obtaining the appropriate permits and approvals and when completed, we will move most of our current operations from the existing Specialty plant which is located near the new site.”
     Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The company is also a leading producer of park model homes and cabins in the United States.
     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry, competition, our ability to maintain relationships with retailers, pricing and availability of raw materials and our lack of recent operating history as an independent public company, together with all of the other risks described in our filings with the Securities and Exchange Commission. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

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